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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
                           THE SECURITIES ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 19, 1999



                               REHABILICARE INC.
                     -------------------------------------
                     (Exact name of registrant as specified in its charter)

           MINNESOTA                   (NO. 0-9407)          41-0985318
-------------------------------        ------------          ----------
(State or other jurisdiction of     Commission File No.      (I.R.S. Employer
incorporation or organization)                               Identification No.)


          1811 Old Highway 8
           New Brighton, MN                                  55112
----------------------------                                 -----
(Address of principal executive offices)                     (Zip Code)


                                 (651) 638-0590
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

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CERTAIN STATEMENTS IN THIS CURRENT REPORT ON FORM 8-K REGARDING THE
EXPECTATIONS AND BELIEFS OF THE COMPANY ARE NOT STATEMENTS OF HISTORICAL FACT AND ARE SUBJECT TO A NUMBER OF RISKS AND UNCERTAINTIES, INCLUDING THE RISKS INHERENT IN INTEGRATING AN ACQUIRED BUSINESS, THE RISKS RELATED TO OPERATION OF BUSINESSES OVERSEAS, THE RISKS OF NEW PRODUCT ACCEPTANCE AND DISTRIBUTION, AND THE RISKS OF EMPLOYEE RETENTION AND COMMUNICATION.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

         On July 19, 1999, Rehabilicare Inc. (the "Company") completed the acquisition of all of the outstanding capital stock of Compex SA ("Compex"), a Swiss company that designs, develops and markets home use electrotherapy products for the medical, sports and fitness markets in Europe. Pursuant to the Share Purchase Agreement (the "Agreement") between Rehabilicare and the shareholders of Compex (the "Shareholders"), Rehabilicare paid the Shareholders $11,000,000 of cash at closing, less prepaid expenses of $73,725. Of the purchase price, $500,000 represented indebtedness of Compex to the Shareholders. In addition, the Company agreed to pay the Shareholders up to $2,000,000 of additional consideration based on net revenue generated by Compex in the 1999 and 2000 calendar years.

         The purchase price was financed through a new credit facility with a commercial bank that incorporated the Company's existing credit facilities. The new facility included a $15 million term loan (the proceeds of which were used to acquire Compex and to refinance the Company's existing indebtedness) and a $5 million revolving credit facility (to be used for working capital needs). The term loan matures July 2004; is repayable, with interest, in installments of $400,000 (increasing over time to $600,000) plus 50% of excess cash flow per quarter, bears interest at a premium to prime or LIBOR of up to .5% and 2.75%, respectively; and is secured by substantially all of the Company's assets. The revolving credit facility matures July 2001; bears a .375% unused line fee; bears interest at .25% less than the term loan and is also collateralized by substantially all of the Company's assets.

         Compex was founded in 1986 and introduced its first stimulation product to the European medical markets in 1988. Compex's current stimulation technology was introduced in 1994 and is marketed to rehabilitation centers, sports physicians and physical therapists. Compex's most rapid revenue growth has come from sports products that are sold directly to athletes for strengthening and training muscles and assisting in muscle recovery after strenuous workouts. The sports products are customized for both elite athletes and "weekend athletes." They are endorsed by well-known European athletes and sold at specialty sporting goods shops.

         The Company entered into long-term employment contracts with Compex's management team, which will remain with Compex. In addition to new products and product markets, the Company believes that Compex will allow expanded distribution in European markets and that Compex's experienced engineering staff will enhance the Company's product development capabilities.

         Compex will operate as a wholly-owned subsidiary of Rehabilicare. Its products will continue to be marketed under the Compex name.

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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         a)       Financial statements of the business acquired

                  Financial statements required by this item will be filed by amendment to this initial report no later than September 28, 1999.

         b)       Pro forma financial information

                  Pro forma financial information required by this item will be filed by amendment to this initial report no later than September 28, 1999.

         c)       Exhibits


         EXHIBIT NUMBER                      DESCRIPTION
         --------------                      -----------
                2.1         Share Purchase Agreement dated July 19, 1999
                            between the Shareholders of Compex SA and
                            Rehabilicare Inc.

                4.1         Credit Agreement dated July 14, 1999 between
                            Rehabilicare Inc. and U.S. Bank National
                            Association.

                4.2         Security Agreement dated July 14, 1999 between
                            Rehabilicare Inc. and U.S. Bank National
                            Association.

                4.3 Stock Pledge Agreement dated July 19, 1999 between Rehabilicare Inc. and U.S. Bank National
                            Association covering all shares of capital stock in Compex SA owned by Rehabilicare Inc.

                4.4         Guarantee dated July 19, 1999 executed by Compex
                            SA in favor of U.S. Bank National Association.

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                                   SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      REHABILICARE INC.


                                    By  /s/ W. GLEN WINCHELL
                                      ----------------------------------------
                                        W. Glen Winchell, Vice President of
                                        Finance

Dated: July 30, 1999